Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Contacts

Media
Pam Erickson
+1.781-522-5822
pam.erickson@raytheon.com

Investors
Todd Ernst
+1.781-522-5141
todd.ernst@raytheon.com

For Immediate Release

Raytheon and Vista Equity Partners enter agreement to form new cybersecurity company

•	Joint venture combines Raytheon Cyber Products with Websense

•	Raytheon will invest $1.57 billion in net cash for majority ownership of the new company; Vista will also invest into the new company

•	New company will provide broad set of defense-grade solutions to the rapidly-growing, global commercial cybersecurity markets.
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WALTHAM, Mass. (April 20, 2015) – Raytheon Company (NYSE: RTN) has entered into a definitive agreement with Vista Equity Partners to form a new company combining Websense, a Vista portfolio company, with Raytheon Cyber Products, a business unit of Raytheon’s Intelligence, Information and Services (IIS) segment. The new company will leverage Raytheon’s advanced cybersecurity technologies and Websense’s industry leading TRITON® platform to provide a new level of defense-grade cybersecurity to combat the evolving cyber threat environment.

“The market for advanced cyber solutions that protect and defend global industry and infrastructure is rapidly growing due to the sophisticated threats posed by well-funded, nation-state adversaries and criminal networks. As the business enterprise evolves to meet the networked demands of today’s mobile and cloud economy, these threats will grow in size and scale,” said Thomas A. Kennedy, Raytheon Company Chairman and CEO. “The new joint venture will combine Raytheon Cyber Products and Websense capabilities to deliver the advanced, defense-grade technology solutions needed to meet this evolving threat.”

Following successful completion of the transaction, the new company will be a separately reported Raytheon business segment. The CEO of the new company will be John R. McCormack, CEO of Websense. A Board of Directors will be established for the new company and will include representatives of both Raytheon and Vista Equity Partners.

“We believe the combination of Raytheon Cyber Products and Websense creates a strong foundation for growth in the cybersecurity market, especially in light of the combined technical, product and multi-channel strengths each brings to the table,” said Brian Sheth, Co-founder and President of Vista Equity Partners. “We are excited to invest in this new venture as we clearly see its ability to accelerate growth and create value for all parties.”

“Commercial companies are evolving their infrastructure with cloud computing, mobility and the internet of things to stay competitive and, as a result, they have become more vulnerable than ever,” said David C. Wajsgras, President of Raytheon Intelligence, Information and Services business. “For nearly two decades, Raytheon has provided cybersecurity technology and support to some of the world’s largest organizations, spanning government, retail and financial services. I am pleased to welcome John McCormack and the Websense team to Raytheon. Our joint venture will deliver the power of TRITON®, a market leading integrated security platform, with the strength of SureView® software products to protect commercial business across the globe.”

“As a cybersecurity market leader, Websense provides a proven technology platform, a team with depth and breadth of industry experience, over 21,000 customers, and a delivery channel of over 2,200 partners,” said John R. McCormack, CEO of Websense. “The opportunity to provide our growing customer base with Raytheon’s patented technology positions us to serve customers as they manage the emerging and long-term cyber threat environment.”

Joint Venture Formation
Raytheon’s net cash contribution is approximately $1.57 billion for an 80.3% ownership of the joint venture. Raytheon will consolidate the results of the joint venture.

As part of the transaction, Raytheon will contribute $1.9 billion (net of cash acquired) to acquire Websense, of which $600 million will be in the form of an intercompany loan to the joint venture. Raytheon will also contribute the assets of Raytheon Cyber Products and related intellectual property, which is valued at $400 million.

The $1.9 billion in cash plus $400 million in value for Raytheon Cyber Products results in an enterprise value for the venture of $2.3 billion, with capitalization of $1.7 billion in equity and $600 million in intercompany debt to Raytheon. Vista Equity will subsequently invest approximately $335 million for a 19.7% equity stake in the new company.

It is anticipated that the transaction will close in the second quarter of 2015, subject to regulatory approvals and other closing conditions.

Conference Call
A conference call to discuss the acquisition will be held today, April 20, 2015 at 8:30 a.m. EDT. Participants will include Thomas A. Kennedy, Chairman and CEO of Raytheon; Anthony F. O’Brien, vice president and CFO of Raytheon; David C. Wajsgras, president of Raytheon’s Intelligence, Information and Services business and John R. McCormack, CEO of Websense.

The dial-in number for the conference call will be (866) 825-3209 in the U.S. or (617) 213-8061 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Advisors
RBC Capital Markets LLC served as lead financial advisor and Deutsche Bank Securities Inc. served as co-advisor to Raytheon. Credit Suisse delivered a fairness opinion to the Board of Directors of Raytheon in connection with the transactions. Morgan Lewis & Bockius LLP, Steptoe & Johnson LLP and Wilson Sonsini Goodrich & Rosati served as legal advisors to Raytheon. Citi served as exclusive financial advisor to Websense. Kirkland & Ellis LLP served as legal advisor to Websense.

About Raytheon
Raytheon Company, with 2014 sales of $23 billion and 61,000 employees worldwide, is a technology and innovation leader specializing in defense, security and civil markets throughout the world. With a history of innovation spanning 93 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as cyber security and a broad range of mission support services. Raytheon is headquartered in Waltham, Mass. For more about Raytheon, visit us at www.raytheon.com and follow us on Twitter @raytheon.

About Vista Equity Partners
Vista Equity Partners, a U.S.-based private equity firm with offices in Austin, Chicago and San Francisco, with more than $14 billion in cumulative capital commitments, currently invests in software, data and technology-based organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support towards companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. For more information, please visit www.vistaequitypartners.com.

About Websense
Websense is a global leader in protecting organizations from the latest cyber-attacks and data theft. Websense TRITON® APX provides advanced, adaptive cyber security that protects critical data wherever it resides and gives actionable intelligence across the entire threat lifecycle. Websense comprehensive security solutions unify web, email, mobile, data and endpoint security to prevent data theft. More than 21,000 organizations across 155 countries rely on Websense to stop advanced persistent threats, targeted attacks and evolving malware. A global network of channel partners distributes, deploys and supports Websense solutions.

Disclosure Regarding Forward-Looking Statements
This release contains forward-looking statements, including information regarding the future performance of the joint venture and its business prospects, growth of the cybersecurity market, and the anticipated timing of closing of the transaction. These forward-looking statements are not statements of historical facts and represent only the Company's current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company's actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the satisfaction of closing conditions for the transactions, including receipt of regulatory approvals; the parties’ ability to successfully integrate and operate the new company, and achieve expected synergies and other benefits; the ability to attract and retain key employees of the new company; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; risks of an impairment of goodwill or other intangible assets; and other factors as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date, except as required by law.